UNDERLYING FUNDS TRUST
SECOND AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

THIS SECOND AMENDMENT dated as of the 21st day of April, 2008, to the Fund Accounting Servicing Agreement, dated as of April 28, 2006, as amended April 12, 2007 (the “Agreement”), is entered into by and among Alternative Investment Partners, LLC, a Delaware limited liability company (the “Adviser”), Underlying Funds Trust, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the Adviser, the Trust and USBFS have entered into an Agreement; and

WHEREAS, the parties desire to amend the Agreement to add funds; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Exhibit A attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ALTERNATIVE INVESTMENT PARTNERS, LLC	U.S. BANCORP FUND SERVICES, LLC

By: /s/Kristina Labermeier	By: /s/Joe Redwine

Printed Name: Kristina Labermeier	Printed Name: Joe Redwine

Title: CCO	Title: President

UNDERLYING FUNDS TRUST

By: /s/Kristina Labermeier

Printed Name: Kristina Labermeier

Title: CCO

Exhibit A
to the Underlying Funds Trust
Fund Accounting Servicing Agreement

Separate Series of Underlying Funds Trust

Name of  Series
Convertible Bond Arbitrage -1 Portfolio
Fixed Income Arbitrage – 1 Portfolio
Merger Arbitrage – 1 Portfolio
Long/Short Equity – Earnings Revision – 1 Portfolio
Long/Short Equity – Momentum – 1 Portfolio
Long/Short Equity – Deep Discount Value – 1 Portfolio
Long/Short Equity – International – 1 Portfolio
Long/Short Equity - Global – 1 Portfolio
Long/Short Equity – REIT – 1 Portfolio
Distressed Securities & Special Situations – 1 Portfolio
Global Hedged Income – 1 Portfolio
Long/Short Equity – Healthcare/Biotech – 1 Portfolio
Equity Options Overlay – 1 Portfolio
Deep Value Hedged Income – 1 Portfolio
Long/Short Equity – Growth – 1 Portfolio
Energy and Natural Resources – 1 Portfolio